Exhibit 4.1

Number		COMMON UNITS
CUSIP

Certificate Evidencing Common Units
Representing Limited Partner Interests in

GENESIS ENERGY, L.P.

In accordance with Section 4.1 of the Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”).
hereby certifies that   ________________________  (the “Holder”) is the registered owner of ______________________________   COMMON UNITS

representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate.  The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of the Partnership Agreement.  Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located in Houston, Texas.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.
This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	By:	Genesis Energy, L.P
Genesis Energy, L.L..C.
as General Partner

President and Chief Executive Officer

Secretary

Countersigned and Registered by:
AMERICAN STOCK TRANSFER & TRUST COMPANY
By:	as Transfer Agent and Registrar

[Reverse side of certificate]

GENESIS ENERGY, L.P.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)
JT TEN	–	as joint tenants with right of survivorship		under Uniform Gifts to Minors Act
and not as tenants in common
(State)

Additional abbreviations, though not in the above list, may also be used.
ASSIGNMENT OF COMMON UNITS
IN
GENESIS ENERGY, L.P.
IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES
DUE TO TAX SHELTER STATUS OF GENESIS ENERGY, L.P.
You have acquired an interest in GENESIS ENERGY, L.P., with its principal office in Houston, Texas, whose taxpayer identification number is 76-0513049.  The Internal Revenue Service has issued GENESIS ENERGY, L.P. the following tax shelter registration number: 97043000153.
YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN GENESIS ENERGY, L.P.
You must report the registration number as well as the name and taxpayer identification number of GENESIS ENERGY, L.P. on Form 8271.  FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN GENESIS ENERGY, L.P.
If you transfer your interest in GENESIS ENERGY, L.P., to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person’s name, address and taxpayer identification number, (b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of GENESIS ENERGY, L.P.  If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest.  Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.
FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address of Assignee)

Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership
Agreement, and does hereby irrevocably constitute and appoint as its attorney-in-fact with full power of substitution to transfer the same on the books of GENESIS ENERGY, L.P.

Date:	NOTE: The signature to any endorsement hereon must
correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM
OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS,	(Signature)
INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY

SIGNATURE(S) GUARANTEED	(Signature)

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge.  A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

APPLICATION FOR TRANSFER OF COMMON UNITS
The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.
The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of GENESIS ENERGY, L.P. (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the power of attorney provided for in the Partnership Agreement and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement.  Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:

Social Security or other identifying number of Assignee	Signature of Assignee

Purchase Price including commissions, if any	Name and Address of Assignee

Type of entity (check one):
☐ Individual	☐ Partnership	☐ Corporation
☐ Trust	☐ Other (specify)
Nationality (check one):
☐ U.S. Citizen, Resident or Domestic Entity
☐ Foreign Corporation	☐ Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.
Under Section 1445(e) of the Internal Revenue Code of 1966, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if holder, or an interest in the Partnership is a foreign person.  To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:
A. Individual Interestholder
1. I am not a non-resident alien for purposes of U.S. income taxation.
2. My U.S. taxpayer identification number (Social Security Number) is
3. My home address is
B. Partnership, Corporation or Other Interestholder
1.	is not a foreign
(Name of Interestholder)
corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).
2. The interestholder’s U.S. employer identification number is
3. The interestholder’s office address and place of incorporation (if applicable) is
The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.
The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.
Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

Name of Interestholder

Signature and Date

Title (if applicable)

Note:  If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function.  If the Assignee is a broker, dealer, bank trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.